                                  Exhibit 7(a)

===============================================================================




                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                           TELE-COMMUNICATIONS, INC.,


                         LIBERTY GROUP ACQUISITION CO.,

                                       AND

                     TELE-COMMUNICATIONS INTERNATIONAL, INC.


                           DATED AS OF AUGUST 24, 1998




===============================================================================

TABLE OF CONTENTS

                                                                                                               Page
ARTICLE IDEFINITIONS AND CONSTRUCTION............................................................................13
   I.1 Certain Definitions.......................................................................................13
   I.2 Terms Generally...........................................................................................22
ARTICLE II THE MERGER AND RELATED MATTERS........................................................................23
   II.1 The Merger...............................................................................................23
   II.2 Closing..................................................................................................24
   II.3 Conversion of Securities.................................................................................24
   II.4 Exchange of Shares.......................................................................................25
   II.5 Changes in LMG Series A Stock............................................................................27
   II.6 Stock Options, SARs and Benefit Plans....................................................................28
ARTICLE III CERTAIN ACTIONS......................................................................................29
   III.1 Stockholder Meeting.....................................................................................29
   III.2 Registration Statement and Other SEC Filings............................................................29
   III.3 Identification of Affiliates............................................................................30
   III.4 Reasonable Efforts......................................................................................30
   III.5 Company SIP.............................................................................................31
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................32
   IV.1 Organization and Qualification...........................................................................32
   IV.2 Authorization and Validity of Agreement..................................................................33
   IV.3 Capitalization...........................................................................................33
   IV.4 Reports and Financial Statements.........................................................................34
   IV.5 No Approvals or Notices Required; No Conflict with Instruments...........................................35
   IV.6 Absence of Certain Changes or Events.....................................................................37
   IV.7 Registration Statement; Proxy Statement..................................................................37
   IV.8 Brokers or Finders.......................................................................................37
   IV.9 Fairness Opinion.........................................................................................38
   IV.10 Recommendation of the Company Board.....................................................................38
   IV.11 Vote Required...........................................................................................38
   IV.12 Full Disclosure.........................................................................................38
ARTICLE V REPRESENTATIONS AND WARRANTIES OF TCI..................................................................38
   V.1 Organization..............................................................................................38
   V.2 Authorization and Validity of Agreement...................................................................39
   V.3 Capitalization of TCI.....................................................................................39
   V.4 TCI Reports and Financial Statements......................................................................40
   V.5 No Approvals or Notices Required; No Conflict with Instruments............................................41
   V.6 Absence of Certain Changes or Events......................................................................42
   V.7 Registration Statement....................................................................................42
   V.8 Brokers or Finders........................................................................................43
   V.9 Vote Required.............................................................................................43
   V.10 Full Disclosure..........................................................................................43
   V.11 Interim Operations of Merger Sub.........................................................................43
   V.12 Separation of Assets and Liabilities.....................................................................43
   V.13 LMG Series A Stock.......................................................................................44
ARTICLE VI TRANSACTIONS PRIOR TO CLOSING.........................................................................44
   VI.1 Access to Information....................................................................................44
   VI.2 Confidentiality..........................................................................................44
   VI.3 Public Announcements.....................................................................................45
   VI.4 Conduct of the Company's Business Pending the Effective Time.............................................46

   VI.5 Expenses.................................................................................................48
   VI.6 Indemnification..........................................................................................48
   VI.7 Notification of Certain Matters..........................................................................50
   VI.8 Defense of Litigation....................................................................................50
   VI.9 Actions by TCI and Merger Sub............................................................................51
   VI.10 AT&T Merger.............................................................................................51
   VI.11 Listing.................................................................................................51
ARTICLE VII CONDITIONS PRECEDENT.................................................................................51
   VII.1 Conditions Precedent to the Obligations of TCI, Merger Sub and the Company..............................51
   VII.2 Conditions Precedent to the Obligations of Merger Sub and TCI...........................................52
   VII.3 Conditions Precedent to the Obligations of the Company..................................................54
ARTICLE VIII TERMINATION.........................................................................................56
   VIII.1 Termination and Abandonment............................................................................56
   VIII.2 Effect of Termination..................................................................................56
ARTICLE IX MISCELLANEOUS.........................................................................................57
   IX.1 Effectiveness of Representations, Warranties and Agreements..............................................57
   IX.2 Notices..................................................................................................57
   IX.3 Entire Agreement.........................................................................................58
   IX.4 Assignment; Binding Effect; Benefit......................................................................58
   IX.5 Amendment................................................................................................59
   IX.6 Extension; Waiver........................................................................................59
   IX.7 Headings.................................................................................................59
   IX.8 Counterparts.............................................................................................59
   IX.9 Applicable Law...........................................................................................59
   IX.10 Enforcement of this Agreement...........................................................................60
   IX.11 Limited Liability.......................................................................................60
   IX.12 Severability............................................................................................60

COMPANY SCHEDULES

         Schedule 2.6             -- Obligations Relating to Company Securities
         Schedule 3.6             -- Employee Matters
         Schedule 4.5             -- Consents or Notices; Conflicts
         Schedule 4.6             -- Certain Events or Changes
         Schedule 6.4(e)          -- Indebtedness and Guarantees

TCI SCHEDULES

         None

EXHIBITS

         Exhibit 3.3              -- Affiliate Agreement

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of this 24th day of August, 1998, by and among Tele-Communications, Inc., a Delaware corporation ("TCI"), Liberty Group Acquisition Co., a Delaware corporation and a direct wholly-owned subsidiary of TCI ("Merger Sub"), and Tele-Communications International, Inc., a Delaware corporation (the "Company").

                  WHEREAS, TCI is the parent of the Company and beneficially owns 85% of the outstanding shares of common stock of the Company which shares represent, in the aggregate, 92% of the voting power of all outstanding shares of common stock of the Company;

                  WHEREAS, TCI desires to acquire all of the shares of common stock of the Company not owned by it;

                  WHEREAS, the Boards of Directors of TCI, Merger Sub and the Company each have determined that it is advisable and in the best interests of their respective stockholders for TCI to so acquire such shares and, to that end, for Merger Sub to merge with and into the Company (the "Merger") upon the terms and subject to the conditions of this Agreement;

                  WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code");

                  WHEREAS, TCI has entered into an Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998, with AT&T Corp. ("AT&T") and Italy Merger Corp. (the "AT&T Agreement"), pursuant to which, among other things, TCI will be acquired by AT&T by means of a merger (the "AT&T Merger"); and

                  WHEREAS, neither this Agreement nor the consummation of the transactions contemplated hereby is contingent on consummation of the transactions contemplated by the AT&T Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

         I.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

                  "affiliate" of any Person shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. For purposes of this Agreement (other than Section 3.3), unless otherwise specified, (A) neither the Company nor any of its subsidiaries shall be deemed to be affiliates of TCI or any of TCI's subsidiaries; (B) neither TCI nor any of its subsidiaries shall be deemed to be affiliates of the Company or any of the Company's subsidiaries; (C) none of the affiliates (the "Company Affiliates") of the Company or any of its subsidiaries shall be deemed to be an affiliate of TCI or any of TCI's subsidiaries, unless such Company Affiliate would be such an affiliate if neither TCI nor any of its subsidiaries (1) owned any capital stock of the Company, (2) designated or nominated, or possessed any contractual right to designate or nominate, any directors of the Company or any of its subsidiaries or (3) otherwise possessed, directly or indirectly, the power to direct or cause the direction of the management or policies of the Company or any of its subsidiaries; and (D) none of the affiliates ("TCI Affiliates") of TCI or any of TCI's subsidiaries shall be deemed to be an affiliate of the Company or any of the Company's subsidiaries, unless such TCI Affiliate would be such an affiliate if neither TCI nor any of its subsidiaries (1) owned any capital stock of the Company, (2) designated or nominated, or possessed any contractual right to designate or nominate, any directors of the Company or any of its subsidiaries or (3) otherwise possessed, directly or indirectly, the power to direct or cause the direction of the management or policies of the Company or any of its subsidiaries.

                  "Agreement" shall mean this Agreement and Plan of Merger, including all Exhibits and Schedules hereto.

                  "Assumed Option" shall have the meaning specified in
Section 2.6(a) hereof.

                  "Assumed SAR" shall have the meaning specified in
Section 2.6(b) hereof.

                  "AT&T" shall have the meaning specified in the preamble hereto.

                  "AT&T Agreement" shall have the meaning specified in the preamble hereto.

                  "AT&T Liberty Class A Stock" shall mean the Class A Liberty Group Common Stock, par value $1.00 per share, of AT&T, having the terms set forth in the proposed amendment to the Certificate of Incorporation of AT&T, set forth as Exhibit A to the AT&T Agreement, as the same may be amended or modified in accordance with the terms of the AT&T Agreement.

                  "AT&T Merger" shall have the meaning specified in the preamble hereto.

                  "Certificates" shall have the meaning specified in
Section 2.4(b) hereof.

                  "Certificate of Merger" shall mean the certificate of merger with respect to the

Merger, containing the provisions required by, and executed in accordance with,
Section 251 of the DGCL.

                  "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

                  "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 2.2 hereof.

                  "Code" shall have the meaning specified in the preamble hereto.

                  "Company" shall have the meaning specified in the preamble hereto.

                  "Company Board" shall mean the Board of Directors of the Company.

                  "Company Charter" shall mean the Restated Certificate of Incorporation of the Company, as amended to the date hereof and as it may be further amended prior to the Effective Time with the consent of TCI pursuant to
Section 6.4 hereof.

                  "Company Common Stock" shall mean the Company Series A Stock and the Company Series B Stock.

                  "Company Debentures" shall mean the 4 1/2% Convertible Subordinated Debentures due 2006 of the Company.

                  "Company Equity Affiliates" shall have the meaning specified in Section 4.1 hereof.

                  "Company Option" shall have the meaning specified in
Section 2.6(a) hereof.

                  "Company Plan" shall mean each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time since January 1, 1997 by the Company or by any trade or business, whether or not incorporated ("ERISA Affiliate"), that together with the Company would be deemed a "controlled group" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of the Company or any ERISA Affiliate including any such type of plan established, maintained or contributed to under the laws of any foreign country.

                  "Company Preferred Stock" shall mean the Preferred Stock, par value $.01 per share, of the Company.

                  "Company SAR" shall have the meaning specified in
Section 2.6(b) hereof.

                  "Company SEC Filings" shall have the meaning specified in
Section 4.4 hereof.

                  "Company Series A Stock" shall mean the Series A Common Stock, $1.00 par value per share, of the Company.

                  "Company Series B Stock" shall mean the Series B Common Stock, $1.00 par value per share, of the Company.

                  "Company SIP" shall have the meaning specified in Section 3.5 hereof.

                  "Company Stock" shall mean the Company Common Stock and the Company Preferred Stock.

                  "Contract Consent" shall have the meaning specified in
Section 4.5(iii) hereof.

                  "Contract Notice" shall have the meaning specified in
Section 4.5(iii) hereof.

                  "Contract" shall have the meaning specified in Section 4.5(iv) hereof.

                  "control" shall mean, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "Effective Time" shall mean the time when the Merger of Merger Sub with and into the Company becomes effective under applicable law as provided in Section 2.1(a) hereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

                  "Exchange Agent" shall have the meaning specified in
Section 2.4(a) hereof.

                  "Exchange Agent Agreement" shall have the meaning specified in
Section 2.4(a) hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder.

                  "Exchange Ratio" shall have the meaning specified in
Section 2.3(i).

                  "Fairness Opinion" shall have the meaning specified in
Section 4.9 hereof.

                  "GAAP" shall mean generally accepted accounting principles as accepted by the accounting profession in the United States as in effect from time to time.

                  "Government Consent" shall have the meaning specified in
Section 4.5(ii) hereof.

                  "Governmental Entity" shall mean any court, arbitrator, administrative or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.

                  "Governmental Filing" shall have the meaning specified in
Section 4.5(ii) hereof.

                  "Group" shall mean the TCI Group, the Liberty Media Group or the TCI Ventures Group.

                  "Indemnified Liabilities" shall have the meaning specified in
Section 6.6(a) hereof.

                  "Indemnified Parties" shall have the meaning specified in
Section 6.6(a) hereof.

                  "Indemnified Party" shall have the meaning specified in
Section 6.6(a) hereof.

                  "Injunction" shall have the meaning specified in Section 3.4 hereof.

                  "Liberty Media Group" shall have the meaning specified in the TCI Charter.

                  "Liberty Media Members" shall mean those subsidiaries of TCI whose assets, businesses and results of operations are attributed to the Liberty Media Group.

                  "License" shall mean any license, franchise, ordinance, authorization, permit, certificate, variance, exemption, concession, lease, right of way, easement, instrument, order and approval, domestic or foreign.

                  "Lien" shall mean any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "LMG Market Price," on any date of determination, shall mean the average of the closing sales prices (or, if on any day no sale price is reported, the average of the quoted high and low bid prices on such day) of a share of LMG Series A Stock on the NNM (or, if the LMG Series A Stock is not traded on the NNM, on the principal stock exchange on which such stock is traded) on each of the five consecutive trading days immediately preceding the trading day prior to the date of such determination.

                  "LMG Preferred Stock" shall mean the Series C-LMG Preferred Stock and the Series H Preferred Stock.

                  "LMG Series A Stock" shall mean the Tele-Communications, Inc. Series A Liberty Media Group Common Stock, $1.00 par value per share, of TCI, or such other securities as may be issuable to holders of Company Common Stock in the Merger in accordance with Section 2.5 hereof.

                  "LMG Series B Stock" shall mean the Tele-Communications, Inc. Series B Liberty Media Group Common Stock, $1.00 par value per share, of TCI.

                  "Local Approvals" shall have the meaning specified in
Section 4.5(ii) hereof.

                  "Material Adverse Effect" shall mean (A) with respect to TCI, a material adverse effect on the business, properties, operations or financial condition of (i) TCI and its subsidiaries (including the Company and its subsidiaries) taken as a whole, other than any such effect arising out of or resulting from general business or economic conditions in the United States or from changes in or affecting the cable television industry generally in the United States, or (ii) the Liberty Media Group, other than any such effect arising out of or resulting from general business or economic conditions in the United States or from changes in or affecting the cable television programming industry generally in the United States, and (B) with respect to the Company, a material adverse effect on the business, properties, operations or financial condition of the Company and its subsidiaries taken as a whole, other than any such effect arising out of or resulting from general business or economic conditions in areas where the Company does business or from changes in or affecting the cable television industry or the cable television programming industry generally in areas where the Company does business.

                  "Merger" shall have the meaning specified in the preamble hereto.

                  "Merger Sub" shall have the meaning specified in the preamble hereto.

                  "NNM" shall mean The Nasdaq Stock Market, Inc.'s Nasdaq National Market.

                  "Person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

                  "Proxy Statement" shall have the meaning specified in
Section 3.2(a) hereof.

                  "Registration Statement" shall have the meaning specified in
Section 3.2(a) hereof.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations thereunder.

                  "Series C-LMG Preferred Stock" shall have the meaning specified in Section 5.3(a) hereof.

                  "Series H Preferred Stock" shall have the meaning specified in
Section 5.3(a) hereof.

                  "Significant Subsidiary" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the Rules and Regulations of the SEC.

                  "Special Meeting" shall have the meaning specified in
Section 3.1 hereof.

                  "subsidiary" when used with respect to any Person, means any other Person, of which (x) in the case of a corporation, at least (A) a majority of the equity and (B) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its subsidiaries, or by such first Person and one or more of its subsidiaries or
(y) in the case of any Person other than a corporation, such first Person, one or more of its subsidiaries, or such first Person and one or more of its subsidiaries (A) owns a majority of the equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof or otherwise has control over such organization or entity; provided that, for purposes of the agreements set forth in Article III and Article VI, references to subsidiaries shall not include any Person as to which such first Person's voting interests are subject to a voting agreement, proxy, management contract or other arrangement as a result of which such first Person does not control such other Person. For purposes of this Agreement (other than Section 3.3), unless otherwise specified, neither the Company nor any of its subsidiaries shall be deemed to be subsidiaries of TCI or any of TCI's subsidiaries, whether or not they otherwise would be subsidiaries of TCI or any of TCI's subsidiaries under the foregoing definition.

                  "Surviving Corporation" shall mean the Company as the Surviving Corporation after the Merger as provided in Section 2.1(a).

                  "TCI" shall have the meaning specified in the preamble hereto.

                  "TCI Benefit Arrangement" shall mean each material plan, program, policy, contract or arrangement of TCI and its subsidiaries, other than TCI Employee Plans, providing for bonuses, pensions, deferred pay, stock or stock related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any TCI Employees or any beneficiaries or dependents of any TCI Employees (other than directors' and officers' liability policies), whether or not insured or funded.

                  "TCI Charter" shall mean the Restated Certificate of Incorporation of TCI, as amended.

                  "TCI Employee" shall mean any current or former employee, agent, director or independent contractor of TCI or its subsidiaries.

                  "TCI Employee Plan" shall mean each material "employee benefit plan" (as defined in Section 3(3) of ERISA) of TCI and its subsidiaries in which TCI Employees participate or pursuant to which TCI or any of its subsidiaries may have a liability with respect to employees.

                  "TCI Equity Affiliates" shall have the meaning specified in
Section 5.1 hereof.

                  "TCI Group" shall have the meaning specified in the TCI
Charter.

                  "TCI Group Members" shall mean those subsidiaries of TCI whose assets, businesses and results of operations are attributed to the TCI Group.

                  "TCI SEC Filings" shall have the meaning specified in Section
5.4 hereof.

                  "TCI Ventures Group" shall have the meaning specified in the TCI Charter.

                  "TCI Ventures Members" shall mean those subsidiaries of TCI (including the Company and its subsidiaries) whose assets, businesses and results of operations are attributed to the TCI Ventures Group.

                  "Violation" shall have the meaning specified in
Section 4.5(iv) hereof.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, a subsidiary of such Person 100% of the equity and voting interest in which is owned, directly or indirectly, by such Person.

         I.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. As used herein, the term "to the knowledge of the Company" or any similar term relating to the Company's knowledge means the actual knowledge, without investigation, of any of the officers or directors of the Company, and the term "to the knowledge of TCI" or any similar term relating to TCI's knowledge means the actual knowledge, without investigation, of any of the officers or directors of TCI. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. As used herein, the phrase "made available" means that the information referred to has been made available if requested by the party to whom such information is to be made available.


                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

         II.1     The Merger.

                  (1) Merger; Effective Time. At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall merge with and into the Company in accordance with the provisions of the DGCL, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation. The Effective Time shall occur on the date and at the time that the Certificate of Merger shall have been accepted for filing by the Delaware Secretary of State (or such later date and time as may be agreed to by TCI and the Company and specified in the Certificate of Merger). Provided that this Agreement has not been terminated pursuant to Article VIII, the parties will cause the Certificate of Merger to be filed with the Delaware Secretary of State as soon as practicable after the Closing.

                  (2) Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the DGCL (including, without limitation, Sections 259, 260 and 261 thereof). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  (3) Certificate of Incorporation of Surviving Corporation. At the Effective Time, the Company Charter shall be amended pursuant to the Certificate of Merger to be identical to the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that
Article I thereof shall read in its entirety as follows: "The name of the Corporation is: Tele-Communications International, Inc." Such Company Charter as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and the DGCL.

                  (4) Bylaws of the Surviving Corporation. The Bylaws of the Company shall be amended as of the Effective Time to be identical to the Bylaws of Merger Sub in effect immediately prior to the Effective Time (except to the extent required to reflect that the name of the Surviving Corporation shall be "Tele-Communications International, Inc.") and, in such amended form, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the Certificate of Incorporation of the Surviving Corporation and the DGCL.

                  (5) Directors and Officers of Surviving Corporation. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by applicable law. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by applicable law.

         II.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1 and subject to the satisfaction or, when permissible, waiver of the conditions set forth in Article VII, the Closing shall take place (i) at 10:00 a.m. (Denver time) at the executive offices of TCI in Denver, Colorado, on the date on which the last of the conditions set forth in Article VII (other than the filing of the Certificate of Merger and other than any such conditions which by their terms are not capable of being satisfied until the Closing Date or thereafter) is satisfied or, when permissible, waived, or (ii) on such other date and/or at such other time and/or place as the parties may mutually agree.

         II.3     Conversion of Securities.

                  (1) Conversion of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of TCI, Merger Sub, the Company or the holders of shares of Company Common Stock:

                           (1)      Each share of Company Common Stock issued
and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.3(a)(ii)) shall be converted into and represent the right to receive, and shall be exchangeable for, .58 (the "Exchange Ratio") of a validly issued, fully paid and nonassessable share of LMG Series A Stock; provided, however, that if the product of .58 and the LMG Market Price on the Closing Date shall be less than $22.00 and TCI shall not theretofore have terminated this Agreement in accordance with Section 8.1(iii)(A), then the Exchange Ratio shall be increased to equal the quotient (rounded upwards, if necessary, to the nearest one one-thousandth) obtained by dividing $22.00 by such LMG Market Price. At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of LMG Series A Stock to be issued pursuant to this Section 2.3(a)(i) (and any dividends or other distributions and any cash in lieu of a fractional share payable pursuant to Sections 2.4(f) and

2.4(g)) with respect thereto upon the surrender of such certificate in accordance with Section 2.4, without interest.

                           (2) Each share of Company Stock that immediately
prior to the Effective Time is (i) owned of record by TCI or any subsidiary of TCI or (ii) held in the treasury of the Company or held by any Wholly-Owned Subsidiary of the Company shall automatically be canceled, retired and cease to exist without payment of any consideration thereof and without any conversion thereof into LMG Series A Stock.

                  (2) Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of TCI, Merger Sub or the Company, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         II.4     Exchange of Shares.

                  (1) Appointment of Exchange Agent. On or before the Closing Date, TCI shall enter into an agreement (the "Exchange Agent Agreement") with an exchange agent selected by TCI and reasonably acceptable to the Company (the "Exchange Agent"), authorizing such Exchange Agent to act as Exchange Agent hereunder.

                  (2) Letter of Transmittal. As soon as reasonably practicable after the Effective Time, TCI will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced issued and outstanding shares of Company Common Stock (other than shares to be canceled pursuant to Section 2.3(a)(ii)) (the "Certificates"): (i) a notice of the effectiveness of the Merger and (ii) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates. Such notice, letter of transmittal and instructions shall contain such provisions and be in such form as TCI and the Company may jointly specify.

                  (3) Exchange Procedure. Promptly following the surrender, in accordance with such instructions, of a Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or TCI pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, TCI shall, subject to Section 2.4(d), cause to be distributed to the Person in whose name such Certificate shall have been issued (i) a certificate registered in the name of such Person representing the number of whole shares of LMG Series A Stock into which the shares previously represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article II and (ii) payment (which shall be made by check) of any cash payable in lieu of a fractional share of LMG Series A Stock pursuant to Section 2.4(f). Each

Certificate so surrendered shall forthwith be canceled.

                  (4) Unregistered Transfers of Company Common Stock. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of whole shares of LMG Series A Stock may be issued (and cash in lieu of a fractional share of LMG Series A Stock may be paid) to the transferee of such shares if the Certificate evidencing such shares of Company Common Stock surrendered to the Exchange Agent in accordance with Section 2.4(c) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers and is otherwise in proper form to effect such transfer, if the Person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and if such Person establishes to the satisfaction of TCI that such transfer would not violate applicable federal or state securities laws.

                  (5) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed satisfactory to TCI and complying with any other reasonable requirements imposed by TCI, TCI will cause to be delivered to such Person in respect of such lost, stolen or destroyed Certificate the shares of LMG Series A Stock or other property deliverable in respect thereof as determined in accordance with this Article II. TCI may, in its discretion, require the owner of such lost, stolen or destroyed Certificate to give TCI a bond in such sum as it may direct as indemnity against any claim that may be made against TCI or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  (6) No Fractional Shares. No certificates or scrip representing fractional shares of LMG Series A Stock shall be issued upon the surrender for exchange of Certificates for Company Common Stock; no stock split or dividend with respect to shares of LMG Series A Stock shall relate to any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote as, or to any other rights of, a stockholder of TCI. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to a fractional share of LMG Series A Stock will, upon surrender of his Certificate to the Exchange Agent in accordance with Section 2.4(c), be entitled to receive cash in an amount determined by multiplying such fraction by the current market value of a whole share of LMG Series A Stock and rounding the product to the nearest whole cent. The "current market value" of a share of LMG Series A Stock means, for this purpose, the average of the last reported sale prices (or, if on any day no sale price is reported, the average of the quoted high and low bid prices on such day) of a share of LMG Series A Stock on the NNM (or, if the LMG Series A Stock is not traded on the NNM, on the principal stock exchange on which such stock is traded) for the period of five consecutive trading days ending on and including the last full trading day preceding the Closing Date. No interest shall accrue or be paid with respect to fractional share interests or with respect to cash payable in lieu of fractional share interests.

                  (7) No Dividends Before Surrender of Certificates. No dividends or other distributions declared or made after the Effective Time with respect to LMG Series A Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of LMG Series A Stock represented thereby, until the holder of record of such Certificate shall surrender such Certificate as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of LMG Series A Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date after the Effective Time theretofore paid by TCI with respect to such whole shares of LMG Series A Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender payable with respect to such whole shares of LMG Series A Stock.

                  (8) No Further Ownership Rights in Company Common Stock. All shares of LMG Series A Stock issued and all cash in lieu of fractional shares paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. Subject to
Section 2.4(i), if, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (9) Abandoned Property Laws. Payment or delivery of the shares of LMG Series A Stock, any cash in lieu of fractional shares thereof and any dividends or distributions with respect thereto in accordance with the terms hereof shall be subject to applicable abandoned property, escheat and similar laws and none of TCI, Merger Sub, the Surviving Corporation or the Company shall be liable to any holder of shares of Company Common Stock or LMG Series A Stock for any such shares, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares which may be delivered to any public official pursuant to any abandoned property, escheat or similar law.

         II.5 Changes in LMG Series A Stock. If, after the date hereof and prior to the Effective Time, the LMG Series A Stock shall be recapitalized or reclassified or TCI shall effect any stock dividend, stock split, or reverse stock split of LMG Series A Stock or otherwise effect any transaction that changes the LMG Series A Stock into any other securities (including securities of another corporation, including, without limitation, securities of AT&T) or any other dividend or distribution shall be made on the LMG Series A Stock (or such other securities), then the shares of LMG Series A Stock to be delivered under this Agreement to the holders of Company Common Stock shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which the holders of such shares of LMG Series

A Stock would have been entitled to receive had such shares been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

         II.6     Stock Options, SARs and Benefit Plans.

                  (1) Stock Options. Each of the then outstanding stock options, if any, to purchase shares of Company Common Stock (each, a "Company Option") issued by the Company pursuant to any Company Plan, and any non-plan options to acquire shares of Company Common Stock set forth in Schedule 2.6 issued by the Company pursuant to an option agreement or otherwise issued by the Company, shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by TCI and converted into an option (an "Assumed Option") to purchase that number of shares of LMG Series A Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Option at the Effective Time by the Exchange Ratio, at an exercise price per share of LMG Series A Stock equal to the exercise price per share of such Company Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an Assumed Option being exercisable for a fraction of a share of LMG Series A Stock, then the number of shares of LMG Series A Stock subject to such option shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Assumed Option shall otherwise remain as set forth in the Company Option converted into such Assumed Option. The adjustment provided for in this Section 2.6(a) with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

                  (2) Stock Appreciation Rights. Each of the then outstanding stock appreciation rights, if any, with respect to shares of Company Common Stock (each, a "Company SAR") issued by the Company pursuant to any Company Plan, and any non-plan stock appreciation rights with respect to shares of Company Common Stock set forth in Schedule 2.6 issued by the Company pursuant to an option agreement or otherwise issued by the Company, shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by TCI and converted into a stock appreciation right (an "Assumed SAR") with respect to that number of shares of LMG Series A Stock equal to the number of shares of Company Common Stock that were subject to such Company SAR at the Effective Time multiplied by the Exchange Ratio, at an exercise price per stock appreciation right equal to (i) in the case of a Company SAR issued in tandem with Company Options, the exercise price per share of the related Company Option assumed by TCI as determined above and (ii) in the case of a free standing Company SAR, the amount determined by dividing the base price per share of such Company SAR immediately prior to the Effective Time by the Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an Assumed SAR being exercisable with respect to a fraction of a share of LMG Series A Stock, then the number of shares of LMG Series A Stock in respect of such stock appreciation right shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Assumed SAR shall otherwise remain as set forth in the Company SAR converted into such Assumed SAR.

                  (3) Restricted Stock. Each restricted share of Company Common Stock granted pursuant to any Company Plan and each restricted share of Company Common Stock issued pursuant to individual awards not granted pursuant to any Company Plan shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be converted into a number of restricted shares of LMG Series A Stock at the Exchange Ratio determined pursuant to Section 2.3(a)(i) hereof, and will remain subject to the same restrictions applicable to such restricted share of Company Common Stock immediately prior to the Effective Time.


                                   ARTICLE III

                                 CERTAIN ACTIONS

         III.1 Stockholder Meeting. Except as otherwise required by the fiduciary duties of the Company Board, as determined in good faith by the Company Board following the receipt of advice of the Company's outside legal counsel thereon, (A) the Company, acting through the Company Board, shall, in accordance with applicable law, the Company Charter and the Company's Bylaws, duly call, give notice of, convene and hold, as soon as reasonably practicable after the date hereof, a meeting of the Company's stockholders (the "Special Meeting") for the purpose of considering and voting upon this Agreement and (B) the Company will, through the Company Board, recommend to its stockholders the adoption of this Agreement.

         III.2    Registration Statement and Other SEC Filings.

                  (1) Registration Statement and Proxy Statement. As soon as reasonably practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a preliminary proxy statement in form and substance reasonably satisfactory to TCI, and TCI shall prepare and file with the SEC a Registration Statement on Form S-4 (the "Registration Statement") in connection with the registration under the Securities Act of the LMG Series A Stock issuable in the Merger and upon exercise of the Assumed Options. The proxy statement furnished to the Company's stockholders in connection with the Special Meeting (the "Proxy Statement") shall be included as part of the prospectus forming part of the Registration Statement. Each party hereto agrees to use its reasonable best efforts to cooperate with each other party in connection with the preparation and filing of the preliminary proxy statement, the Proxy Statement and the Registration Statement, including providing information to the other party with respect to itself as may be reasonably required in connection therewith. Each of TCI and the Company shall use its reasonable best efforts to respond to any comments of the SEC, to cause the Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable after such filing and to continue to be effective as of the Effective Time and to cause the Proxy Statement approved by the SEC to be mailed to the Company's stockholders at the earliest practicable time. TCI also shall use its reasonable best efforts to take any reasonable action (other than qualifying to do business in any jurisdiction in which it is not now so qualified, subjecting itself to taxation in any jurisdiction in which it is not now so subject, giving any consent to general service of process in any jurisdiction in which it is not now subject to such service or changing in any respect its authorized or outstanding capital stock or the composition of its assets) required to be taken under any applicable state securities or blue sky laws in connection with the issuance of the LMG Series A Stock to be covered by the Registration Statement.

                  (2) SEC Comments; Amendments and Supplements. Each of TCI and the Company shall notify the other party promptly of the receipt of any comments of the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the preliminary proxy statement, the Proxy Statement, the Registration Statement or any other filing or for additional information, and will supply the other with copies of all correspondence between it and any of its representatives, on the one hand, and the SEC or its staff or any other governmental officials, on the other hand, with respect to the preliminary proxy statement, the Proxy Statement, the Registration Statement, the Merger or any other filing relating thereto. The Proxy Statement, the Registration Statement and such other filings shall comply in all material respects with all applicable requirements of law. If at any time prior to the Effective Time, any event shall occur relating to TCI or the Company, as the case may be, or its subsidiaries or any of their respective officers, directors, partners or affiliates which should be described in an amendment or supplement to the Proxy Statement, the Registration Statement or any other filing, TCI or the Company, as the case may be, shall inform the other party promptly after becoming aware of such event and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.

         III.3 Identification of Affiliates. Promptly after the Special Meeting and before the Closing Date, the Company shall deliver to TCI a letter identifying all Persons who, to the Company's knowledge, at the time of the Special Meeting or at the Effective Time, may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to TCI, on or prior to the Closing Date, a written agreement, in substantially the form annexed hereto as Exhibit 3.3, that such Person will not offer to sell or otherwise dispose of any shares of LMG Series A Stock issued to such Person pursuant to the Merger in violation of the Securities Act and the rules and regulations thereunder.

         III.4 Reasonable Efforts. Subject to the terms and conditions of this Agreement and applicable law and, in the case of the Company, except as otherwise required by the fiduciary duties of the Company Board (as determined in good faith by the Company Board following the receipt of advice of the Company's outside legal counsel thereon), each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in Article VII to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective directors, officers and subsidiaries, and use their reasonable best efforts to cause their respective affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other Person; (ii) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity (an "Injunction") of any type referred to in Section 7.1(c); (iii) subject to the last sentence of
Section 3.2(a), taking such actions as may reasonably be required under applicable state securities or blue sky laws in connection with the issuance of the LMG Series A Stock to be covered by the Registration Statement; (iv) obtaining the tax opinions referred to in Sections 7.2(d) and 7.3(d); and (v) in general, consummating and making effective the transactions contemplated hereby; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in clause (i) or (ii) of this sentence, no party shall be required to pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any conditions or requirements which, individually or in the aggregate, would have a Material Adverse Effect on the Company or TCI. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

         III.5 Company SIP. The Company may amend and/or take action with respect to the Tele-Communications International, Inc. 1995 Stock Incentive Plan (the "Company SIP") prior to the Effective Time to provide that, upon a termination of employment by participants of the Company SIP who are employed by the Company or any of its subsidiaries at the Effective Time with good reason or by the Company without cause following the Effective Time, options, stock appreciation rights or other awards granted under the Company SIP in 1997 and outstanding as of the Effective Time shall be fully vested, and in the case of stock options or stock appreciation rights be immediately exercisable, and will remain outstanding for their full original term as if the individual had remained employed by the Company.

         III.6 Employee Matters. From and after the Effective Time, TCI will cause the Surviving Corporation to honor, in accordance with their terms, the executive, employment and other agreements and arrangements relating to officers and employees of the Company set forth in Schedule 3.6 (the "Executive Agreements") and all the Company Plans; provided, however, that nothing herein shall preclude any change in any Executive Agreement or Company Plan effective on a prospective basis that is permitted pursuant to the terms of the applicable Executive

Agreement or Company Plan. Company performance in respect of any performance or other programs shall be calculated without taking into account any expenses or costs directly associated with or arising as a result of the transactions contemplated by this Agreement or any non-recurring charges that would not reasonably be expected to have been incurred had the transactions contemplated by this Agreement not occurred. With respect to employees of the Company, TCI shall assume the obligations of the Company under the Company Plans as in effect immediately prior to the Effective Time and will provide employee benefit plans with aggregate employee benefits to Company employees that are no less favorable than the aggregate benefits provided to them immediately prior to the Effective Time; provided that TCI at its sole option may provide employee benefits to Company employees which, in the aggregate, are no less favorable than those applicable to similarly situated employees of TCI. With respect to any plans established by TCI, to the extent a Company employee becomes eligible to participate in any such plans by virtue of the Merger, TCI shall grant to such Company employee from after the Effective Time, credit for all service with the Company and its affiliates and predecessors (and any other service credited by the Company under similar Company Plans) prior to the Effective Time for eligibility to participate, benefit accrual and vesting purposes, including for purposes of eligibility and participation under TCI's severance policies and plans, including the calculation of such employee's "Years of Continuous Service," to the extent such service was credited under the Company Plans on the Closing Date, and Company employees shall not be subject to any waiting periods or limitations on benefits for pre-existing conditions under such TCI plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the Company Plans or were eligible to participate in such TCI plans prior to the Effective Time. TCI further agrees to maintain the Company's severance plans as in effect on the date hereof for a period of two years from the Effective Time, without adverse amendment, for the benefit of Company employees.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to TCI and Merger Sub as follows:

         IV.1 Organization and Qualification. Each of the Company and its subsidiaries (i) is a corporation, partnership, limited liability company or other business association duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate, partnership, limited liability company or other business association power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse

Effect on the Company. Each entity in which the Company, directly or through one or more of its subsidiaries, has an investment accounted for by the equity method (the "Company Equity Affiliates") is a corporation, partnership, limited liability company or other business association (A) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (B) has all requisite corporate, partnership, limited liability company or other business association power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it, or the nature of its activities, makes such qualification necessary, except in each case where such failure to be so existing and in good standing or to have such power and authority or to be so qualified to do business and be in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore furnished or made available to TCI a true and complete copy of the Company Charter and the Company's Bylaws, each as amended through and in effect on the date hereof.

         IV.2 Authorization and Validity of Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approval of its stockholders specified in Section 4.11, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board and by all other necessary corporate action on the part of the Company, subject, in the case of the consummation by it of the Merger, to such approval of the Company's stockholders. This Agreement has been duly executed and delivered by the Company and (assuming the due execution and delivery of this Agreement by the other parties hereto) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The Company and the Company Board have taken all actions necessary to render the provisions of Section 203 of the DGCL inapplicable to TCI and, with respect to Merger Sub, to the transactions contemplated by this Agreement.

         IV.3     Capitalization.

                  (1) The authorized capital stock of the Company consists of
(i) 312,000,000 shares of Company Common Stock, of which 300,000,000 shares are designated Company Series A Stock and 12,000,000 shares are designated Company Series B Stock and (ii) 10,000,000 shares of Company Preferred Stock, issuable in series.

                  (2) As of the close of business on June 30, 1998, (i) 103,640,680 shares of Company Series A Stock and 11,700,000 shares of Company Series B Stock were issued and outstanding, (ii) 15,394,363 shares of Company Series A Stock and no shares of Company Series B Stock were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options and other stock performance awards, (iii) no shares of Company Preferred Stock were issued and outstanding and no action had been taken by the Company Board with respect to the designation of the rights and preferences of any series of Company Preferred Stock, and (iv) 3,382,200 shares of Company Series A Stock and no shares of Company Series B Stock or Company Preferred Stock were held in the treasury of the Company or held by subsidiaries of the Company.

                  (3) All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of the Company is entitled to preemptive rights.

                  (4) Except for the Company Debentures, there are no issued or outstanding bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries which have the right to vote (or which are convertible into other securities having the right to vote) on any matters on which stockholders of the Company may vote.

                  (5) As of the close of business on June 30, 1998, there were no options, warrants or other rights to acquire capital stock (or securities convertible into or exercisable or exchangeable for capital stock) from the Company, other than (i) Company Options or other rights outstanding as of the close of business on June 30, 1998 representing in the aggregate the right to purchase or acquire up to 2,757,000 shares of Company Series A Stock, pursuant to Company Plans or otherwise, (ii) the right of the holders of Company Debentures to convert such debentures into shares of Company Series A Stock, pursuant to the terms thereof, and (iii) the right of the holders of shares of Company Series B Stock to convert such shares into shares of Company Series A Stock, pursuant to the Company Charter. Upon consummation of the Merger, none of such options or convertible securities will be exercisable for or convertible into any shares of capital stock of the Company, but instead will either be converted in the Merger or be adjusted to be exercisable for or convertible into shares of LMG Series A Stock in accordance with the terms of this Agreement and such securities.

                  (6) Since June 30, 1998 until the execution of this Agreement, the Company has not issued any capital stock or any options, warrants or other rights to acquire capital stock (or securities convertible into or exercisable or exchangeable for capital stock).

         IV.4 Reports and Financial Statements. The Company has filed all Reports on Form 10-K, Form 10-Q and Form 8-K and proxy statements required under the Exchange Act to be filed with the SEC since January 1, 1996 (collectively, the "Company SEC Filings"). The Company has heretofore furnished or made available to TCI true and complete copies of all the Company SEC Filings filed prior to the date hereof. As of their respective dates, each of the Company SEC Filings complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, and none of the Company SEC Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no representation or warranty is made with respect to any information regarding TCI included in the Company SEC Filings which was furnished by TCI expressly for use therein). When filed with the SEC, the financial statements (including the related notes) included in the Company SEC Filings complied as to form in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder and were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the schedules thereto), and such financial statements fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except
(i) as and to the extent disclosed or reserved against on the balance sheet of the Company as of June 30, 1998 included in the Company SEC Filings, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, none of the Company, any of the Company's subsidiaries or, to the knowledge of the Company, any Company Equity Affiliate has incurred any liability or obligation of any kind that, individually or in the aggregate, has or would have a Material Adverse Effect on the Company.

         IV.5 No Approvals or Notices Required; No Conflict with Instruments. Except as set forth on Schedule 4.5, the execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

                           (1)      assuming adoption of this Agreement at the
Special Meeting by the requisite vote of the Company's stockholders, conflict with or violate the Company Charter or Bylaws or the charter or bylaws of any corporate subsidiary of the Company, or the partnership agreement of any partnership subsidiary of the Company, or any other instrument or document governing any subsidiary of the Company that is not a corporation or partnership;

                           (2)      require any consent, approval, order or
authorization of or other action by any Governmental Entity (a "Government Consent") or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a "Governmental Filing"), in each case on the part of or with respect to the Company, any subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate, except for (A) the filing with the SEC of the Registration Statement and such reports under Sections 13(a) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (C) such Government Consents and Governmental Filings with foreign, state and local governmental authorities (the "Local Approvals") as may be required with respect to the Licenses held by the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Company Equity Affiliates or as may otherwise be required under laws applicable to the conduct of the businesses of the Company and its subsidiaries in the ordinary course, (D) the Governmental Filings to be made on the part of or with respect to TCI and Merger Sub referred to in clause (ii) of Section 5.5, (E) such Government Consents and Governmental Filings as may be required in connection with the issuance of the LMG Series A Stock to be covered by the Registration Statement pursuant to state securities and blue sky laws, and (F) such Government Consents and Government Filings the absence or omission of which will not, either individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger;

                           (3)      assuming adoption of this Agreement at the
Special Meeting by the requisite vote of the Company's stockholders, require, on the part of the Company, any subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate, any consent by or approval or authorization of (a "Contract Consent") or notice to (a "Contract Notice") any other Person (other than a Governmental Entity), whether under any License or other Contract or otherwise, except (A) as set forth on Schedule 4.5 and (B) such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger;

                           (4) assuming that the Contract Consents and Contract
Notices described on Schedule 4.5 are obtained and given and that any Government Consents and Governmental Filings required under any Licenses are obtained or made, conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, suspension, modification or, subject to Section 4.5(v), acceleration of any obligation or any increase in any payment required by or the impairment, loss or forfeiture of any material benefit, rights or privileges under or the creation of a Lien or other encumbrance on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") any contract (including any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature (each, a "Contract")) to which the Company, any subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate is a party, by which the Company, any subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate or any of their respective assets or properties is bound or affected or pursuant to which the Company, any subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate is entitled to any rights or benefits (including the Licenses), except (A) as set forth on Schedule 4.5 and (B) such Violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger;

                           (5)      require any approval,  consent or
authorization from the holders of the Company Debentures. The Merger will result in a "Change of Control" under the terms of the Company Debentures, and holders of such debentures will have the right to tender the same, in whole or in part, to the Company for a purchase price of 100% of principal amount, plus accrued but unpaid interest, within the time periods and subject to the requirements of the Indenture for the Company Debentures; or

                           (6)      assuming adoption of this Agreement at the
Special Meeting by the requisite vote of the Company's stockholders and assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 4.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to the Company, any subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate, or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger.

         IV.6 Absence of Certain Changes or Events. Except as otherwise disclosed in the Company SEC Filings filed with the SEC prior to the date hereof or as set forth on Schedule 4.6, since December 31, 1997, there has not been any material adverse change in the business, properties, operations or financial condition of the Company and its subsidiaries taken as a whole, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had or, insofar as the Company can reasonably foresee, is reasonably likely to have, a Material Adverse Effect on the Company.

         IV.7 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by the Company in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement (including the Proxy Statement forming part of the prospectus included therein) or any amendment or supplement thereto or (ii) any other documents filed or to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement (including the Proxy Statement forming part of the prospectus included therein) or any amendment or supplement thereto, when the same becomes effective, at the time of the Special Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. For this purpose, any such information included or incorporated by reference in any such document relating to the Company will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by the Company a reasonable time before such document was filed (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied).

         IV.8 Brokers or Finders. No investment banker, broker, finder consultant or intermediary (other than Salomon Smith Barney, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

         IV.9 Fairness Opinion. The Company Board has received the opinion, dated August 21, 1998, of Salomon Smith Barney, Inc. to the effect that the exchange ratio contemplated by Section 2.3(a) for the conversion of Company Common Stock into LMG Series A Stock pursuant to the Merger is fair, from a financial point of view, to the holders of Company Common Stock (other than TCI or its affiliates) (the "Fairness Opinion"). A true and complete copy of the Fairness Opinion (which includes the consent of Salomon Smith Barney, Inc. to the inclusion of the Fairness Opinion in the Proxy Statement and the Registration Statement) has been delivered to TCI.

         IV.10 Recommendation of the Company Board. The Company Board, at a meeting duly called and held, unanimously (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company's stockholders (other than TCI and its subsidiaries), (b) approved this Agreement, the Merger and the other transactions contemplated hereby and (c) resolved to recommend adoption of this Agreement by the stockholders of the Company.

         IV.11 Vote Required. The only vote of stockholders of the Company required under the DGCL, the Company Charter, the Company's Bylaws and the rules and regulations of The Nasdaq Stock Market in order to adopt this Agreement is the affirmative vote of a majority of the aggregate voting power of the issued and outstanding shares of Company Series A Stock and the Company Series B Stock voting together as a single class, and no other vote or approval of or other action by the holders of any capital stock or other securities of the Company is required.
         IV.12 Full Disclosure. No statement in this Agreement or in any certificate delivered pursuant to the requirements of this Agreement by or on behalf of the Company to TCI contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF TCI

         TCI hereby represents and warrants to the Company as follows:

         V.1 Organization. Each of Merger Sub, TCI and TCI's subsidiaries (i) is a corporation, partnership, limited liability company or other business association duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate, partnership, limited liability company or other business association power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TCI. Each entity in which TCI, directly or through one or more of its subsidiaries, has an investment accounted for by the equity method (the "TCI Equity Affiliates") is a corporation, partnership, limited liability company or other business association (A) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (B) has all requisite corporate, partnership, limited liability company or other business association power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it, or the nature of its activities, makes such qualification necessary, except in each case where such failure to be so existing and in good standing or to have such power and authority or to be so qualified to do business and be in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TCI.

         V.2 Authorization and Validity of Agreement. Each of TCI and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by TCI of this Agreement and the consummation by each of TCI and Merger Sub of the transactions contemplated hereby have been approved by the respective Boards of Directors of TCI and Merger Sub and by TCI as the sole stockholder of Merger Sub, and have been duly authorized by all other necessary corporate action on the part of TCI or Merger Sub. This Agreement has been duly executed and delivered by TCI and Merger Sub and (assuming the due execution and delivery of this Agreement by the Company) constitutes a valid and binding agreement of TCI and Merger Sub, enforceable against TCI and Merger Sub in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         V.3      Capitalization of TCI.

                  (1) TCI's authorized capital stock includes 750,000,000 shares of LMG Series A Stock and 75,000,000 shares of LMG Series B Stock. No shares of TCI's preferred stock are convertible into LMG Series A Stock or LMG Series B Stock other than its Convertible Preferred Stock, Series C-Liberty Media (the "Series C-LMG Preferred Stock") and its Redeemable Convertible Liberty Media Group Preferred Stock, Series H (the "Series H Preferred Stock"). There are 70,575 authorized shares of Series C-LMG Preferred Stock and 7,259,380 authorized shares of Series H Preferred Stock.

                  (2) As of the close of business on June 30, 1998, (A) 326,005,365 shares of LMG Series A Stock and 31,699,575 shares of LMG Series B Stock (in each case net of shares held in treasury and shares held by subsidiaries all of the common stock of which is beneficially owned by TCI) were issued and were outstanding, (B) 31,780,822 shares of LMG Series A Stock and 3,499,261 shares of LMG Series B Stock were held in TCI's treasury (including shares held by subsidiaries of TCI), and (C) 70,575 shares of Series C-LMG Preferred Stock, no shares of Series D Preferred Stock and 6,567,794 shares of Series H Preferred Stock were issued and were outstanding.

                  (3) All outstanding shares of LMG Series A Stock, LMG Series B Stock and LMG Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of TCI is entitled to preemptive rights.

                  (4) As of the close of business on June 30, 1998, there were no options, warrants or other rights to acquire LMG Series A Stock (or securities convertible into or exercisable or exchangeable for LMG Series A Stock) from TCI, other than (i) the right of the holders of LMG Series B Stock to convert shares of LMG Series B Stock into LMG Series A Stock, pursuant to the TCI Charter, (ii) options or other rights representing in the aggregate the right to purchase or otherwise acquire up to 11,597,336 shares of LMG Series A Stock, pursuant to TCI Employee Plans or TCI Benefit Arrangements or otherwise,
(iii) 19,416,910 shares of LMG Series A Stock issuable upon exchange of the TCI UA, Inc. Convertible Notes due December 12, 2021, and (iv) (A) 3,969,844 shares of LMG Series A Stock issuable upon conversion of the Series C-LMG Preferred Stock, at a conversion rate equal to 56.25 per share and (B) 3,879,103 shares of LMG Series A Stock issuable upon conversion of the Series H Preferred Stock, at a conversion rate equal to 0.590625 per share.

                  (5) Since June 30, 1998 until the execution of this Agreement, TCI has not issued any LMG Series A Stock or any options, warrants or other rights to acquire LMG Series A Stock (or securities convertible into or exercisable or exchangeable for LMG Series A Stock) other than the issuance of shares of LMG Series A Stock pursuant to options referred to in clause (ii) of the foregoing paragraph (d) that were outstanding as of June 30, 1998.

                  (6) As of June 30, 1998 and the date hereof, the following were all zero: Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, the Committed Acquisition Shares and the TCI Ventures Group Preferred Interest (each, as defined in the TCI Charter).

         V.4 TCI Reports and Financial Statements. TCI has filed all Reports on Form 10-K, Form 10-Q and Form 8-K and proxy statements required under the Exchange Act to be filed with the SEC since January 1, 1996 (collectively, the "TCI SEC Filings"). TCI has heretofore furnished or made available to the Company true and complete copies of all the TCI SEC Filings filed prior to the date hereof. The TCI SEC Filings constitute all of the documents (other than preliminary material) that TCI was required to file with the SEC under the Exchange Act since such date. As of their respective dates, each of the TCI SEC Filings complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, and none of the TCI SEC Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no representation or warranty is made with respect to any information regarding the Company included in the TCI SEC Filings which was furnished by the Company expressly for use therein). When filed with the SEC, the financial statements (including the related notes) included in the TCI SEC Filings complied as to form in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder and were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the schedules thereto), and such financial statements fairly present, in all material respects, the consolidated financial position of TCI and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except (i) as and to the extent disclosed or reserved against on TCI's balance sheet as of June 30, 1998 included in the TCI SEC Filings, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, none of TCI, any of TCI's subsidiaries or, to the knowledge of TCI, any TCI Equity Affiliate has incurred any liability or obligation of any kind that, individually or in the aggregate, has or would have a Material Adverse Effect on TCI.

         V.5 No Approvals or Notices Required; No Conflict with Instruments. The execution and delivery by TCI and Merger Sub of this Agreement do not, and the performance by TCI and Merger Sub of their obligations hereunder and the consummation of the transactions contemplated hereby will not:

                           (1)      conflict with or violate the TCI Charter or
TCI's Bylaws or the  Certificate of Incorporation or Bylaws of Merger Sub;

                           (2)      require any Government Consent or
Governmental Filing on the part of or with respect to TCI, any subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate, except for (A) the filing with the SEC of the Registration Statement and such reports under Sections 12(g), 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or Merger Sub is qualified to do business, (C) the Local Approvals, (D) such Government Consents and Governmental Filings as may be required in connection with the issuance of the LMG Series A Stock covered by the Registration Statement pursuant to state securities and blue sky laws, (E) the Governmental Filings to be made on the part of or with respect to the Company referred to in clause (ii) of Section 4.5, and (F) such Government Consents and Governmental Filings the absence or omission of which will not, either individually or in the aggregate, have a Material Adverse Effect on TCI or prevent or materially delay the consummation of the Merger;

                           (3)      require on the part of TCI, any subsidiary
of TCI or, to the
knowledge of TCI, any TCI Equity Affiliate, any Contract Consent or Contract Notice, except such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a Material Adverse Effect on TCI or prevent or materially delay the consummation of the Merger;

                           (4) assuming that any Government Consents and
Governmental Filings required under any Licenses are obtained or made, result in a Violation by TCI, Merger Sub or any other subsidiary of TCI of any Contract to which TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate is a party, by which TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or any of their respective assets or properties is bound or affected or pursuant to which TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate is entitled to any rights or benefits, except for such Violations which would not, individually or in the aggregate, have a Material Adverse Effect on TCI or prevent or materially delay the consummation of the Merger; or

                           (5)      assuming that this Agreement is adopted by
the Company's stockholders as required by the DGCL and the Company Charter and Bylaws, and that the Government Consents and Governmental Filings specified in clause (ii) of this Section 5.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, individually or in the aggregate, have a Material Adverse Effect on TCI or prevent or materially delay the consummation of the Merger.

         V.6 Absence of Certain Changes or Events. Except as otherwise disclosed in the TCI SEC Filings filed with the SEC prior to the date hereof, since December 31, 1997, there has not been any material adverse change in the business, properties, operations or financial condition of TCI and its subsidiaries taken as a whole, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had or, insofar as TCI can reasonably foresee, is reasonably likely to have, a Material Adverse Effect on TCI.

         V.7 Registration Statement. None of the information supplied or to be supplied by TCI or Merger Sub in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement (including the Proxy Statement forming part of the prospectus included therein) or any amendment or supplement thereto, or (ii) any other documents filed or to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement (including the Proxy Statement forming part of the prospectus included therein) or any amendment or supplement thereto, when the same becomes effective, at the time of the Special Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. For this purpose, any such information included or incorporated by reference in any such document relating to TCI or Merger Sub will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by TCI a reasonable time before such document was filed (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement will comply (with respect to TCI and Merger Sub and information provided in writing therefor by TCI or Merger Sub) as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations under such Act.

         V.8 Brokers or Finders. No investment banker, broker, finder consultant or intermediary is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of TCI or Merger Sub.

         V.9 Vote Required. No vote of stockholders of TCI is required under the DGCL, the TCI Charter, TCI's Bylaws or the rules and regulations of The Nasdaq Stock Market in order for TCI to validly perform its obligations under this Agreement (including, without limitation, its obligation to issue the LMG Series A Stock pursuant to Section 2.3(a)(i) hereof).

         V.10 Full Disclosure. No statement in this Agreement or in any certificate delivered pursuant to the requirements of this Agreement by or on behalf of TCI or Merger Sub to the Company contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         V.11 Interim Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby, and immediately prior to the Effective Time will have engaged in no other business activities, will have no subsidiaries, and will have conducted its operations only as contemplated hereby.

         V.12 Separation of Assets and Liabilities. Each of the combined balance sheets (including the related notes) of each of the TCI Group, the Liberty Media Group and the TCI Ventures Group included in the TCI SEC Filings presents fairly, respectively, in all material respects, the combined financial position of each of the TCI Group, the Liberty Media Group and the TCI Ventures Group as of the respective dates thereof, and the other related statements (including the related notes) included in the TCI SEC Filing present fairly, respectively, in all material respects, the results of operations and the changes in financial position of each of the TCI Group, the Liberty Media Group and the TCI Ventures Group for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. Except
(i) as and to the extent disclosed or reserved against on the balance sheet of the TCI Group, the Liberty Media Group or the TCI Ventures Group as of December 31, 1997 included in the TCI SEC Filings, or (ii) as


                                    43 of 62
incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by the AT&T Agreement, none of the TCI Group, the Liberty Media Group or the TCI Ventures Group has any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would have a Material Adverse Effect on TCI.

         V.13 LMG Series A Stock. The shares of LMG Series A Stock to be issued and delivered pursuant to Section 2.4 will be, when the Merger has become effective and such shares are issued and delivered as provided in Section 2.4 and as described in the Registration Statement, duly authorized, validly issued, fully paid and nonassessable and no stockholder of TCI will have any preemptive right of subscription or purchase in respect thereof. The shares of LMG Series A Stock to be issued in the Merger, will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws.


                                   ARTICLE VI

                          TRANSACTIONS PRIOR TO CLOSING

         VI.1 Access to Information. From the date hereof to the Effective Time, upon reasonable notice, each of TCI and the Company shall (and shall cause each of its subsidiaries, and use its reasonable best efforts to cause its other affiliates, to) afford to the officers, employees, counsel, accountants and other authorized representatives of the other reasonable access during normal business hours to all its properties, personnel, books and records and furnish promptly to such Persons such information concerning its business, properties, personnel and affairs as such Persons shall from time to time reasonably request.

         VI.2 Confidentiality. Unless otherwise agreed to in writing by the party disclosing (or whose Representatives disclosed) the same (a "disclosing party"), each party (a "receiving party") shall, and shall cause its affiliates, directors, officers, employees, agents and controlling Persons (such affiliates and other Persons with respect to any party being collectively referred to as such party's "Representatives") to, (i) keep all Proprietary Information (as defined below) of the disclosing party confidential and not disclose or reveal any such Proprietary Information to any Person other than those Representatives of the receiving party who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Proprietary Information,
(ii) use such Proprietary Information only in connection with consummating the transactions contemplated hereby and enforcing the receiving party's rights hereunder, and (iii) not use Proprietary Information in any manner detrimental to the disclosing party. In the event that a receiving party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information of the disclosing party, the receiving party shall provide the disclosing party with prompt notice of such request(s) to enable the disclosing party to seek an appropriate protective order. A party's obligations hereunder with respect to Proprietary Information that (i) is disclosed to a third party with the disclosing party's written approval, (ii) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, or (iii) is required to be disclosed by applicable law or regulation, will, subject in the case of clauses (ii) and (iii) above to the receiving party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a receiving party uses a degree of care to prevent disclosure of the Proprietary Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it shall not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event shall a receiving party be liable for any indirect, punitive, special or consequential damages unless such disclosure resulted from its willful misconduct or gross negligence in which event it shall be liable in damages for the disclosing party's lost profits resulting directly and solely from such disclosure. In the event this Agreement is terminated, each party shall, if so requested by the other party, promptly return or destroy all of the Proprietary Information of such other party, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of the receiving party or its Representatives; provided, however, that the receiving party shall not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but shall destroy (or cause to be destroyed) the same upon request of the disclosing party.

                  For purposes of this Section 6.2, "Proprietary Information" of a party means all proprietary or confidential information about such party that is furnished by it or its Representatives to the other party or the other party's Representatives, regardless of the manner in which it is furnished. "Proprietary Information" does not include, however, information which (a) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the receiving party or its Representatives, (b) was available to the receiving party or its Representatives on a non-confidential basis prior to its disclosure by the disclosing party, (c) becomes available to the receiving party or its Representatives on a non-confidential basis from a Person other than the disclosing party or its Representatives who is not otherwise bound by a confidentiality agreement with the disclosing party or its Representatives, or is not otherwise prohibited from transmitting the information to the receiving party or its Representatives, or
(d) is independently developed by the receiving party or its Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information.

         VI.3 Public Announcements. No party shall or shall permit any of its subsidiaries to (and each party shall use its reasonable best efforts to cause its affiliates, directors, officers, employees, agents and representatives not
to) issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the transactions contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law or the applicable requirements of the National Association of Securities Dealers, Inc. with respect to issuers whose securities are quoted on The Nasdaq Stock Market (and in either such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).

         VI.4 Conduct of the Company's Business Pending the Effective Time. The Company shall, and shall cause each of its subsidiaries to, except as permitted, required or specifically contemplated by this Agreement, required by any change in applicable law or consented to or approved in writing by TCI (which consent or approval shall not be unreasonably withheld) during the period commencing on the date hereof and ending at the Effective Time:

                  (1) conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices;

                  (2) use reasonable efforts, in the ordinary and usual course of business and consistent with past practices, to preserve intact its current business organizations, to preserve its Licenses in full force and effect, to keep available the services of its present officers and key employees, and to preserve the good will of those having business relationships with it;

                  (3) not (i) make any change or amendments in its charter, bylaws or partnership agreement or other governing instrument or document (as the case may be); (ii) authorize for issuance, issue, grant, sell, deliver, dispose of, pledge or otherwise encumber any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, options, warrants, calls, commitments or other agreements of any character to purchase or acquire any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, other than
(A) shares of Company Common Stock issued upon exercise of Company Options or other rights outstanding as of the date hereof under Company Plans or otherwise disclosed pursuant to this Agreement, in accordance with the terms thereof, (B) shares of Company Series A Stock issued upon conversion of shares of Company Series B Stock outstanding on the date hereof, in accordance with the terms of the Company Charter as in effect on the date hereof, and (C) shares of Company Common Stock issued in connection with the conversion of convertible or exchangeable securities of the Company or its subsidiaries, including the Company Debentures, outstanding as of the date hereof, in accordance with the terms of such securities; (iii) except for conversions of shares of Company Series B Stock outstanding on the date hereof into shares of Company Series A Stock, in accordance with the terms of the Company Charter as in effect on the date hereof, split, combine, subdivide or reclassify the outstanding shares of its capital stock or other equity or voting interests, or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or other equity or voting interests, or otherwise make any payments to stockholders or owners of equity or voting interests in their capacity as such (other than dividends or distributions paid by any Wholly-Owned Subsidiary of the Company to the Company or another Wholly-Owned Subsidiary; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any outstanding shares of capital stock or other securities or equity or voting interests of the Company or any subsidiary of the Company; (v) make any other changes in its capital or ownership structure; (vi) sell or grant a Lien with respect to any stock, equity or partnership interest owned by it in any subsidiary of the Company; or (vii) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

                  (4) not (i) modify or change in any material respect any material License or other material Contract, other than in the ordinary course of business; (ii) enter into any new employment, consulting, agency or commission agreement, make any amendment or modification to any existing such agreement or grant any increases in compensation, (A) in each case other than in the ordinary course of business and consistent with past practice and with or granted to Persons who are not officers or directors of the Company or any subsidiary of the Company and which do not, in the aggregate, materially increase the compensation or benefit expense of the Company or any subsidiary of the Company or any Company Equity Affiliate and (B) other than the regular annual salary increase granted in the ordinary course of business and consistent with past practice to officers of the Company or its subsidiaries who are not directors or executive officers of the Company; (iii) establish, amend or modify any Company Plan or any other employee benefit plan, except in the ordinary course of business, consistent with past practice and to the extent not material and except to the extent required by any applicable law or the existing terms of such Company Plan or by the provisions of this Agreement; (iv) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Filings, or incurred in the ordinary course of business and consistent with past practice;
(v) cancel any debts or waive any claims or rights, except in the ordinary course of business and consistent with past practice; (vi) make any capital expenditures which individually or in the aggregate are in excess of the amount provided for capital expenditures in the most recent capital budget for the Company and its subsidiaries approved by the Company Board prior to December 31, 1997 (the "1998 capital budget"); (vii) accelerate the payment of, or otherwise prepay, any existing outstanding indebtedness for borrowed money; (viii) other than the normal cash management practices of the Company and its subsidiaries conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any transaction with any director, officer, partner or affiliate not required by the terms of an existing Contract; or (ix) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing; and

                  (5) not incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any material amount of indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with past practice; provided, however, that the foregoing shall not prohibit (i) any guarantees in effect on the date of this Agreement that are referred to in the Company SEC Filings or in Schedule 6.4(e) or that are required to be given under existing agreements referred to in the Company SEC Filings, (ii) the incurrence or guarantee of the indebtedness set forth on Schedule 6.4(e), (iii) any renewal, extension, amendment or refinancing of existing indebtedness (provided there is no increase in the interest rate or the principal amount of such indebtedness) and (iv) the incurrence of any new indebtedness, or the amendment or refinancing of any existing indebtedness (whether or not permitted by the preceding clause (iii), if such indebtedness would be prepayable in full at the Effective Time without material restrictions (other than customary prepayment penalties and premiums that, in the case of any refinancing, are no greater than those contained in the indebtedness being refinanced).

         VI.5 Expenses. Except as otherwise provided in this Section 6.5, whether or not the Merger is consummated, all costs and expenses incurred or to be incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the costs and expenses incurred in connection with printing and mailing the Proxy Statement, the Registration Statement (and any amendment or supplement thereto) and the prospectus included in the Registration Statement (and any amendment or supplement thereto) shall be borne 90% by TCI and 10% by the Company. Notwithstanding the foregoing, if this Agreement or the transactions contemplated hereby are terminated or abandoned prior to the Effective Time, TCI shall reimburse the Company for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement and all costs and expenses incurred or otherwise owed by the Company pursuant to the foregoing sentence, provided that such termination or abandonment is not the result of a material wilful breach by the Company of its covenants or agreements contained herein or the representations and warranties made by it herein. Such payment shall be made against receipt of documentation in reasonable detail supporting the amount of such costs and expenses. Any such payment required to be made by TCI hereunder shall be made as promptly as practicable but not later than five business days after termination of this Agreement and, in any such case, shall be made by wire transfer of immediately available funds to an account designated by the Company.

         VI.6     Indemnification.

                  (1) Indemnification of Company Directors and Officers. From and after the Effective Time, TCI shall indemnify, defend and hold harmless the present and former directors, officers, employees or agents of the Company and any of its subsidiaries, and any Person who is or was serving at the request of the Company as a director, officer, employee or agent of another Person (individually an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses (including fees and expenses of counsel properly retained by an Indemnified Party under this Section 6.6) (promptly as statements therefor are received), liabilities or judgments or amounts that are paid in settlement with the approval of TCI (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person was at any time prior to the Effective Time a director, officer, employee or agent of the Company, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby (and TCI shall pay expenses in advance of the final disposition of any such action, suit, proceeding or investigation to each Indemnified Party (including fees and expenses of counsel properly retained by an Indemnified Party under this Section 6.6), promptly as statements therefor are received, to the full extent permitted by law upon receipt of the undertaking contemplated by Section 145(e) of the DGCL), in each case to the full extent that (x) a corporation is permitted under Delaware law to indemnify or advance expenses to its own directors, officers, employees or agents, as the case may be, (y) such Indemnified Party would have been entitled to be indemnified by the Company, if such Indemnified Party was a director, officer, employee or agent of the Company, with respect to the Indemnified Liabilities in question under the Company Charter and the Company's Bylaws as in effect on January 1, 1998 and under any indemnification agreement with the Company in a form disclosed to TCI prior to the date hereof and (z) such indemnification otherwise is permitted by applicable law. In the event any such claim, action, suit, proceeding or investigation is asserted or commenced against any Indemnified Party (whether before or after the Effective Time), TCI will be entitled to participate and, to the extent that it may wish, to assume the defense thereof, except that if TCI also is a subject of such claim, action, suit, proceeding or investigation and there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of TCI and the position of such Indemnified Party, or if TCI shall fail to assume responsibility for such defense, such Indemnified Party may, subject to
Section 6.6(b), retain counsel who will represent such Indemnified Party, and TCI shall pay all fees and expenses of such counsel promptly as statements therefor are received; provided that such Indemnified Party shall vigorously defend (or, if the defense is assumed by TCI, use his reasonable best efforts to assist in the vigorous defense of) any such matter; provided, further, that TCI shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld; and provided, further, that TCI shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder.

                  (2) Indemnification Procedures. Any Indemnified Party wishing to claim indemnification or advancement of expenses under Section 6.6(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify TCI thereof (provided that the failure so to notify TCI shall not relieve TCI from any liability which it may have under this Section 6.6, except to the extent such failure materially prejudices TCI) and shall deliver to TCI an undertaking to repay any amounts advanced pursuant thereto when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder. In no event may the Indemnified Parties retain more than one lead law firm and one local counsel to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties in which case the Indemnified Parties may (unless the defense of such matter has been assumed by TCI as provided herein) retain, at the expense of TCI, such number of additional counsel as are necessary to eliminate all conflicts of the type referred to above.

                  (3) Survival of Existing Indemnification Rights. TCI and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the Indemnified Parties as provided in the Company Charter or the Company's Bylaws or pursuant to other agreements, or certificates of incorporation or bylaws or similar documents of any of the Company's subsidiaries, as in effect as of the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted, made or commenced within such period shall continue until the final disposition of such Claim.

                  (4) Survival. This Section 6.6 shall survive the consummation of the Merger. The provisions of this Section 6.6 are intended to be for the benefit of and shall be enforceable by each of the Indemnified Parties and his heirs and legal representatives, and shall be binding on TCI, Merger Sub and the Surviving Corporation and their respective successors and assigns.

         VI.7 Notification of Certain Matters. Between the date hereof and the Effective Time, each party will give prompt notice in writing to the other party of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (except for changes permitted or contemplated by this Agreement), (ii) the occurrence or non-occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of any condition, covenant or agreement contained in this Agreement to be complied with or satisfied, (iii) any failure of the Company or TCI (or Merger Sub), as the case may be, to comply with or satisfy any condition, covenant or agreement to be complied with or satisfied by it hereunder, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party and
(v) any notice of, or other communication relating to, any litigation referred to in Section 6.8 or any order or judgment entered or rendered therein; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         VI.8 Defense of Litigation. Each of the parties agrees, except, in the case of the Company, as otherwise required by the fiduciary duties of the Company Board (as determined in good faith by the Company Board following the receipt of advice of the Company's outside legal counsel thereon), to vigorously defend against all actions, suits or proceedings in which such party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. No party shall settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without the consent of the other party (which consent shall not be withheld unreasonably). Each of the parties further agrees to use its reasonable best efforts to cause each of its affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such Person were a party hereto.

         VI.9 Actions by TCI and Merger Sub. In its capacity as a beneficial owner of Company Stock, TCI hereby consents to the adoption of this Agreement and agrees to cause the Company Stock beneficially owned by TCI to be voted in favor of the adoption of this Agreement at the Special Meeting. In its capacity as the sole stockholder of Merger Sub, (i) TCI hereby consents to the adoption of this Agreement by Merger Sub and agrees that such consent shall be treated for all purposes as a vote in favor of this Agreement duly adopted at a meeting of the stockholders of Merger Sub held for such purpose, and (ii) TCI shall cause Merger Sub to take all corporate action necessary on its part to consummate the Merger and the transactions contemplated hereby. Merger Sub shall not conduct any other business.

         VI.10 AT&T Merger. If the AT&T Merger becomes effective prior to the Effective Time, TCI shall cause AT&T to take such action, including executing such documents and instruments, as may be necessary or desirable in order for
(i) the holders of Company Series A Stock to receive, at the Effective Time and in accordance with Section 2.3(a)(i) hereof, shares of AT&T Liberty Class A Stock, (ii) the holders of Assumed Options to receive, upon exercise of such options and in accordance with Section 2.6 hereof, shares of AT&T Liberty Class A Stock, (iii) the holders of Company Debentures to receive, upon conversion of and in accordance with the terms of such debentures, shares of AT&T Liberty Class A Stock and (iv) all other provisions contained in this Agreement that are intended to be performed by, and binding upon, the issuer of the LMG Series A Stock to be performed by, and binding upon, AT&T as the issuer of the AT&T Liberty Class A Stock.

         VI.11 Listing. TCI agrees to use its reasonable best efforts to cause the shares of LMG Series A Stock to be issued pursuant to this Agreement and upon exercise of the Assumed Options to be authorized for listing on the NNM (or on the stock exchange which, at the Effective Time, is the principal market for the LMG Series A Stock), subject to official notice of issuance.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         VII.1 Conditions Precedent to the Obligations of TCI, Merger Sub and the Company. The respective obligations of TCI, Merger Sub and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which, to the extent permitted by applicable law, may be waived by TCI, for itself and Merger Sub (but not for the Company), or by the Company for itself (but not for TCI or Merger Sub):

                  (1) Stockholder Approval. This Agreement shall have been duly adopted by the requisite vote of the stockholders of the Company at the Special Meeting, in accordance with the DGCL, the Company Charter and the Company's Bylaws.

                  (2) Registration. The Registration Statement (as amended or supplemented) shall have been declared effective and shall be effective under the Securities Act at the Effective Time, and no stop order suspending effectiveness shall have been issued, and no action, suit, proceeding or investigation seeking a stop order or to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing or shall have been threatened and be unresolved. TCI shall have received all state securities law or blue sky permits and authorizations necessary to carry out the transactions contemplated hereby, such permits and authorizations shall be in full force and effect and no action, suit, proceeding or investigation seeking to revoke or suspend the effectiveness of any such permit or authorization shall have been initiated and be continuing or shall have been threatened and be unresolved.

                  (3) Absence of Injunctions. No permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction, or other legal restraint or prohibition, preventing consummation of the transactions contemplated hereby as provided herein shall be in effect, or permitting such consummation only subject to any condition or restriction that has or would have a Material Adverse Effect on the Company.

                  (4) Fairness Opinion. The consent of Salomon Smith Barney, Inc. to the inclusion of the Fairness Opinion in the Proxy Statement and the Registration Statement shall not have been withdrawn.

         VII.2 Conditions Precedent to the Obligations of Merger Sub and TCI. The obligations of Merger Sub and TCI to consummate the transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by TCI:

                  (1) Accuracy of Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                  (2) Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (3) Officers' Certificates. TCI and Merger Sub shall have received such certificates of the Company, dated the Closing Date, in each case signed by an executive officer of the Company (but without personal liability thereto), to evidence satisfaction of the conditions set forth in Sections 7.1(a), 7.1(c), 7.2(a) and 7.2(b)(insofar as each relates to the Company), as may be reasonably requested by TCI.

                  (4) Tax Opinion. TCI shall have received, prior to the earlier of the date the Proxy Statement is first mailed to the Company's stockholders and the effective date of the Registration Statement, the opinion of Sherman & Howard L.L.C., in form and substance reasonably satisfactory to TCI, to the effect that (i) the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of TCI and the Company should be a party to that reorganization, (iii) no gain or loss should be recognized by the Company, TCI or Merger Sub as a result of the Merger, (iv) no gain or loss should be recognized by a stockholder of the Company to the extent that such stockholder receives only stock of TCI in exchange for his stock of the Company in the Merger, and (v) the Federal Income Tax Consequences section of the Proxy Statement (which constitutes the prospectus included in the Registration Statement) describes the material anticipated federal income tax consequences to the Company's stockholders from the Merger (subject to customary conditions and limitations described therein) and fairly represents such counsel's opinion as to the material anticipated federal income tax matters discussed therein. Such firm shall have consented to the filing of such opinion as an exhibit to the Registration Statement and to the reference to such firm in the Registration Statement, and such firm shall not have withdrawn such opinion prior to the Closing Date. In rendering the opinions referenced in this Section 7.2(d), Sherman & Howard L.L.C. may rely on representations contained in certificates of the Company, TCI, Merger Sub and others, in each case in form and substance reasonably acceptable to Sherman & Howard L.L.C., and upon such other documents and data as such counsel deems appropriate as a basis for such opinions.

                  (5) No Adverse Enactments. There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending or threatened, which (i) makes or may make this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith; (ii) requires or may require the divestiture of a material portion of the business of (A) TCI and its subsidiaries taken as a whole, (B) the Liberty Media Group, or (C) the Company and its subsidiaries taken as a whole, if the Merger is consummated, (iii) imposes or may result in imposition of material limitations on the ability of TCI effectively to exercise full rights of ownership of shares of capital stock of the Surviving Corporation (including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation) or makes the holding by TCI of any such shares illegal or subject to any materially burdensome requirement or condition, (iv) requires or may require TCI or the Company or any of their respective material subsidiaries or affiliates to cease or refrain from engaging in any material business, including any material business conducted by the Company or any of its subsidiaries, if the Merger is consummated, or (v) otherwise prohibits, restricts, or unreasonably delays consummation of the Merger or any of the other transactions contemplated by this Agreement or increases or may increase in any material respect the liabilities or obligations of TCI arising out of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

                  (6) Receipt of Licenses, Permits and Consents. Other than the filing of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect and all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, (i) have a material adverse effect on the transactions contemplated hereby or (ii) assuming consummation of the Merger, have a Material Adverse Effect, as of or after the Effective Time, on the Company or TCI.

         VII.3 Conditions Precedent to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by the Company:

                  (1) Accuracy of Representations and Warranties. All representations and warranties of TCI contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                  (2) Performance of Agreements. Each of Merger Sub and TCI shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (3) Officers' Certificates. The Company shall have received such certificates of TCI, dated the Closing Date, in each case signed by an executive officer of TCI (but without personal liability thereto) to evidence satisfaction of the conditions set forth in Sections 7.1(b),

7.1(c), 7.3(a), 7.3(b), 7.3(e) and 7.3(g) (insofar as each relates to TCI or Merger Sub), as may be reasonably requested by the Company.

                  (4) Tax Opinion. The Company shall have received, prior to the earlier of the date the Proxy Statement is first mailed to the Company's stockholders and the effective date of the Registration Statement, the opinion of Baker & Botts, L.L.P., in form and substance reasonably satisfactory to the Company, to the effect that (i) the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of TCI and the Company should be a party to that reorganization,
(iii) no gain or loss should be recognized by the Company as a result of the Merger, (iv) no gain or loss should be recognized by a stockholder of the Company to the extent that such stockholder receives only stock of TCI in exchange for his stock of the Company in the Merger, and (v) the Federal Income Tax Consequences section of the Proxy Statement (which constitutes the prospectus included in the Registration Statement) describes the material anticipated federal income tax consequences to the Company's stockholders from the Merger (subject to customary conditions and limitations described therein) and fairly represents such counsel's opinion as to the material anticipated federal income tax matters discussed therein. Such firm shall have consented to the filing of such opinion as an exhibit to the Registration Statement and to the reference to such firm in the Registration Statement, and such firm shall not have withdrawn such opinion prior to the Closing Date. In rendering the opinions referenced in this Section 7.3(d), Baker & Botts, L.L.P. may rely on representations contained in certificates of the Company, TCI, Merger Sub and others, in each case in form and substance reasonably acceptable to Baker & Botts, L.L.P., and upon such other documents and data as such counsel deems appropriate as a basis for such opinions.

                  (5) No Adverse Enactments. There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending or threatened, which (i) makes or may make this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith or (ii) has or, in the reasonable judgment of the Company, assuming consummation of the Merger, is reasonably likely to have a Material Adverse Effect, as of or after the Effective Time, on TCI (including any potential change or event disclosed on any Schedule which, subsequent to the date hereof, actually occurs).

                  (6) Receipt of Licenses, Permits and Consents. Other than the filing of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be), would not, either individually or in the aggregate, assuming consummation of the Merger, have a Material Adverse Effect, as of or after the Effective Time, on TCI.

                  (7) NNM Listing. The shares of LMG Series A Stock to be issued pursuant to this Agreement and upon exercise of the Assumed Options shall have been authorized for listing on the NNM (or on the stock exchange which, at the Effective Time, is the principal market for the LMG Series A Stock), subject only to official notice of issuance.


                                  ARTICLE VIII

                                   TERMINATION

         VIII.1 Termination and Abandonment. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company:

                  (i)      by mutual consent of TCI and the Company;

                  (ii) by either the Company, on the one hand, or TCI and Merger Sub, on the other hand: (A) if the Merger shall not have been consummated before January 31, 1999, provided that the right to terminate this Agreement pursuant to this clause (ii)(A) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Effective Time has been the cause of or resulted in the failure of the Merger to be consummated before such date, (B) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party (or by Merger Sub, if the party seeking to terminate this Agreement is the Company) contained in this Agreement and such breach is incapable of being cured, (C) if any court of competent jurisdiction or other competent governmental authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or (D) if the required adoption of this Agreement by the stockholders of the Company shall not have been duly obtained, provided that the terminating party has complied with its obligations under
Section 3.1 or 3.2 (as the case may be); or

                  (iii) by TCI (A) if the product of .58 and the LMG Market Price on the Closing Date shall be less than $22.00, or (B) if the Company Board shall have withdrawn or modified in any manner adverse to TCI its recommendation to the Company stockholders referred to in Section 4.10;

         VIII.2 Effect of Termination. In the event of any termination of this Agreement by the Company or TCI pursuant to Section 8.1, this Agreement forthwith shall become void and there shall be no liability or obligation on the part of TCI, Merger Sub, the Company or their respective affiliates, stockholders, directors, officers, agents or representatives except
(i) as provided in Sections 6.2, 6.5, 6.6, 6.8, 8.1 and 9.11, which shall survive such termination; and (ii) to the extent such termination results from the willful breach by TCI, Merger Sub or the Company of any of its representations, warranties, covenants or agreements contained in this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

         IX.1 Effectiveness of Representations, Warranties and Agreements. Except as set forth in the next sentence, the respective representations, warranties and agreements of the parties contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other parties hereto, whether prior to or after the execution of this Agreement. The representations, warranties, covenants or agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall terminate at the Effective Time, except for (i) the agreements contained in Article II, Sections 6.5 and 6.6, and in this Article IX, and (ii) the agreements of the "affiliates" of the Company delivered pursuant to Section 3.3.

         IX.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or telecopier, as follows:

            (1)      if to TCI or Merger Sub, to:

                              Tele-Communications, Inc.
                              5619 DTC Parkway
                              Englewood, Colorado  80111-3000
                              Attn:   Stephen M. Brett, Executive Vice President
                              Telecopier:      (303) 488-3245

                              and with a copy to:

                              Sherman & Howard L.L.C.
                              633 Seventeenth Street, Suite 3000
                              3000 First Interstate Tower North
                              Denver, Colorado 80202
                              Attn:   Charles Tanabe, Esq.
                              Telecopier:      (303) 298-0940

            (2)      if to the Company, to:

                              Tele-Communications International, Inc.
                              5619 DTC Parkway
                              Englewood, Colorado  80111-3000
                              Attn:   Graham Hollis, Chief Financial Officer
                              Telecopier:      (303) 267-5651

                              with a copy to:

                              Baker & Botts, L.L.P.
                              599 Lexington Avenue, 28th Floor
                              New York, New York 10022-6030
                              Attn:   Robert W. Murray Jr., Esq.
                              Telecopier:      (212) 705-5125

or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

         IX.3 Entire Agreement. This Agreement (including the Schedules, Exhibits and other documents delivered in connection herewith) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

         IX.4     Assignment; Binding Effect; Benefit.

                  (1) Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on, or to make enforceable by, any Person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon Indemnified Parties under Section 6.6 and upon stockholders, directors, officers, affiliates, agents and representatives of the parties under Section
9.11. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 6.6 of this Agreement may not be amended or altered in any manner with respect to any Indemnified Party without the written consent of such Indemnified Party. No assignment of this Agreement shall relieve TCI from its obligations to any Indemnified Party contained in Section 6.6 of this Agreement.

                  (2) Notwithstanding Section 9.4(a), this Agreement and all the rights, benefits and obligations hereunder shall be assignable to and binding upon, and inure to the benefit of and be enforceable by, any successor of TCI pursuant to the AT&T Merger.

         IX.5 Amendment. Before or after adoption of this Agreement by the stockholders of the Company, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time prior to the Effective Time; provided, however, that after adoption of this Agreement by the stockholders of the Company, no amendment may be made without the further requisite approval of such stockholders if such amendment by law requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         IX.6 Extension; Waiver. At any time prior to the Effective Time, either of the parties, by action taken or authorized by such party's Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any such extension or waiver shall be valid only if set forth in a written instrument signed by the party or parties to be bound thereby. Any such extension or waiver by any party shall be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to exercise any of its rights, powers or remedies hereunder or with respect hereto or to insist on strict compliance with this Agreement shall not constitute a waiver by such party of its right to exercise any such or other rights, powers or remedies or to demand such compliance. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.6.

         IX.7 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IX.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         IX.9 Applicable Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

         IX.10 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         IX.11 Limited Liability. Notwithstanding any other provision of this Agreement, no stockholder, director, officer, affiliate, agent or representative of any party (other than TCI as the sole stockholder of Merger Sub) shall have any liability in respect of or relating to the covenants, obligations, representations or warranties of such party hereunder or in respect of any certificate delivered with respect thereto and, to the fullest extent legally permissible, each party, for itself and its stockholders, directors, officers and affiliates, waives and agrees not to seek to assert or enforce any such liability which any such Person otherwise might have pursuant to applicable law.

         IX.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

                            TELE-COMMUNICATIONS, INC.


                            By: /s/ Leo J. Hindery, Jr.
                                --------------------------
                                Name: Leo J. Hindery Jr.
                                Title:   President & COO


ATTEST:


/s/ Stephen M Brett
--------------------------
        Secretary


                            TELE-COMMUNICATIONS INTERNATIONAL, INC.


                            By: /s/ David J. Evans
                                --------------------------
                                Name: David J. Evans
                                Title:   President & CEO

ATTEST:


/s/ Stephen M Brett
--------------------------
        Secretary

                            LIBERTY GROUP ACQUISITION CO.



                            By: /s/ Robert R. Bennett
                                -----------------------------
                                Name: Robert R. Bennett
                                Title:   President

ATTEST:


/s/ Vivian J. Carr
-----------------------
     Secretary